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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-89928) pertaining to the ANADIGICS, Inc. Stock
Option Plan, 1994 Long-Term Incentive and Share Award Plan, 1995 Long-Term Incentive Share Award Plan and Employee Stock Purchase Plan and Amendment No.1 to the Registration Statement (Form S-3 No. 333-20783) and related Prospectus of ANADIGICS, Inc. for the registration of 2,347,739 shares of its common stock of our report dated January 30, 1997, with respect to the financial statements and schedule of ANADIGICS, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP

Princeton, New Jersey
February 14, 1997








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